EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of DrugMax, Inc. (the “Company”) on Form 10-K for the year ended March 31, 2003, as filed with the Securities and Exchange Commission on July 15, 2003 (the “Report”), I, Jugal K. Taneja, Chairman and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jugal K. Taneja
Jugal K. Taneja
Chief Executive Officer
July 15, 2003